Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Michael H. Carrel	Nancy A. Johnson, (612) 455-1745
President and Chief Executive Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com / mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES NAMES VIKRAM SIMHA
CHIEF TECHNOLOGY OFFICER AND EXECUTIVE VICE PRESIDENT OF ENGINEERING

Management Addition Strengthens Focus on Developing
Best-in-Class Enterprise-wide Healthcare Solutions

MINNEAPOLIS — August 6, 2008 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of enterprise-wide advanced visualization and analysis solutions, has named Vikram Simha chief technology officer and executive vice president of engineering, a new position. Simha will report to President and Chief Executive Officer Michael H. Carrel.

“This high-level addition fits with our strategy to bolster our already strong product and engineering team for the long term and develop the best advanced visualization and analysis products for the enterprise,” said Carrel. “With more than 120 development staff, we have the largest R&D team in our industry. Vikram’s wealth of experience in our industry, starting with his work at ViTAL in the 1990s, and his customer first orientation make him ideal for ViTAL. He was with us early in his career, and we are excited to have him back.”

Simha said, “I have enormous respect for the ViTAL team — the most successful in this industry. In meeting with Mike and his team, I am convinced that ViTAL is the best positioned advanced visualization player in the market with the right vision. Vital has a deep commitment to customers and the financial resources to achieve this vision.”

From 1998 until June 2008, Simha held software engineering management positions at Mitsubishi and TeraRecon, most recently serving as chief technology officer and senior vice president, 3D engineering. Simha was a software engineer and principal software engineer at ViTAL from 1994 to 1998, where he was a key member of the Vitrea development team. Simha received a master’s degree in mechanical engineering from the University of Texas, Austin, and a bachelor’s degree, also in mechanical engineering, from Bangalore University, Bangalore, India.

Vincent Argiro, Ph.D., ViTAL founder and previous chief technology officer, has been engaged as a consultant focused on providing strategic direction and counsel. Carrel added, “Vincent established ViTAL and the advanced visualization space and is well known for his understanding of clinical workflow.  He is a true visionary, and we are excited to have him advising us again.”

About Vital Images
Vital Images, Inc., headquartered in Minneapolis, is a leading provider of enterprise-wide advanced visualization and analysis software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists, time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. Vital Images also has offices in Beijing, China and Den Haag, the Netherlands. For more information, visit www.vitalimages.com .

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2007. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and the company undertakes no obligation to update them to reflect subsequent events or circumstances.

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